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                                                                    Exhibit 10.7

                              SERVICES AGREEMENT

     THIS AGREEMENT, dated as of April __, 1998 by and between WILSHIRE FINANCIAL SERVICES GROUP INC., a Delaware corporation ("WFSG"), WILSHIRE REALTY SERVICES CORPORATION, a Delaware corporation ("WRSC") and solely with respect to
Section 3 hereof, WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation ("WREIT").


                                  WITNESSETH:

     WHEREAS, WRSC has entered into a Management Agreement dated the date hereof (the "Management Agreement") with WREIT whereby WRSC has agreed to provide certain management and administrative services to WREIT;

     WHEREAS, WRSC desires to obtain certain assistance from WFSG, and WFSG is willing to provide such assistance, in performing certain of such managerial and administrative services for WREIT;

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1.  Definitions.  Capitalized terms used but not defined herein
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shall have the respective meanings assigned them in the Management Agreement.

     SECTION 2.  Duties of WFSG.  WFSG shall, upon the request of WRSC, provide
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or cause to be provided to WRSC the following services, facilities, and equipment to assist WRSC in performing its obligations under the Management Agreement, including:

          (i) Administrative Services. Advice and assistance in connection with real estate or real estate related acquisitions, formulation of investment criteria, revisions to Guidelines, the purchase and commitment to purchase assets, the sale and commitment to sell assets, the maintenance and administration of asset portfolios, the collection of revenues (other than from servicing), and the payment of debts and obligations;

          (ii) Management and Accounting. Advice and assistance in connection with accounting and financial reporting functions, legal compliance, banking, risk management and strategic matters, and supervisory duties with respect to servicers and others, including assistance furnishing reports and statistical and economic research regarding the WREIT's activities;

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          (iii)  Human Resources Services.  Provision of staff and employees and advice and assistance in connection with employee relations and employee benefits including record keeping;

          (iv) Computer Services. Maintenance of accounting systems and other appropriate computer systems;

          (v) Secretarial Services. Advice and assistance in connection with filing, duplicating, and mailroom services and miscellaneous secretarial services and supplies;

          (vi) Facilities. Provision of adequate facilities for business including office space, reception area, restrooms, and parking spaces, and adequate heating, air conditioning, and electricity during normal business hours;

          (vii) Equipment. Provision of any necessary equipment for use by WRSC in its business and competent and sufficient technical and support personnel to operate the equipment; and

          (viii) Tax Matters. Advice and assistance in connection with the maintenance of WREIT's status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and regulations thereunder.

Notwithstanding the foregoing, any employee provided by WFSG under this Agreement will remain an employee of WFSG and it will pay all salaries, wages, insurance, overhead costs, benefits, and taxes attributable to such employee.

     SECTION 3.  Right of First Refusal.  The Right of First Refusal conferred
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on WREIT in this Section 3 is being conferred in consideration for WREIT's consent to subcontracting the management services to WFSG as contemplated by this Agreement. Nothing herein shall prevent WFSG or any of its subsidiaries from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of real estate investment (including investments which constitute Primary Investments for WREIT); provided, however, that WFSG and its subsidiaries will grant a right of first refusal with respect to the Company's Primary Investments on the terms and conditions set forth below.

     So long as the Management Agreement remains in full force and effect, WFSG and its subsidiaries do hereby grant a right of first refusal ("Right of First Refusal") to WREIT with respect to real estate investments which constitute Primary Investments for WREIT; provided, however, that neither WFSG nor any subsidiary of WFSG is required to provide such Right of First Refusal with respect to Primary Investments that consist of mortgage-backed securities where the mortgage loans collateralizing such mortgage-backed securities are owned by WFSG or a subsidiary of WFSG. In addition, the foregoing Right of First

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Refusal does not apply to the acquisition of real property by WFSG or a subsidiary in connection with foreclosure (or deed in lieu of foreclosure) on property securing a mortgage loan owned by WFSG or a subsidiary of WFSG.

     With respect to acquisitions of pools of assets consisting of both Primary Investments and Other Real Estate Related Assets, the Right of First Refusal will only apply to the Primary Investments contained in such pool and it is expressly agreed that WFSG or one of its subsidiaries may acquire other Real Estate Related Assets contained in such pool. Further, from time to time, mortgage lenders or others offer for sale large pools of mortgage loans and real properties pursuant to a competitive bidding process. In such a case, WFSG or its subsidiaries may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as WFSG or its subsidiaries takes title only to assets as to which it has not given WREIT the Right to First Refusal. The parties acknowledge and agree that WFSG and its subsidiaries have no obligation to reveal to WREIT or its subsidiaries any business opportunities involving Other Real Estate Related Assets.

     WFSG agrees, and will cause each of its subsidiaries to agree, that it will not invest in any Primary Investments for its own account or that of one of its subsidiaries unless a majority of the Independent Directors of WREIT have decided that WREIT should not invest in such asset. WREIT agrees that it and such Independent Directors shall use commercially reasonable efforts to make any such decision in sufficient time to allow WFSG or one of its subsidiaries to bid on and acquire such asset if WREIT determines not to invest in such asset.

     The parties agree that because the market in which WREIT expects to purchase assets is characterized by rapid evolution of products and services, and, thus, there may in the future be relationships between WREIT, WRSC, WFSG and their respective affiliates in addition to those described herein, WREIT may change its policies in connection with any of the foregoing (including the definition of Primary Investments) with the approval of the majority of the Independent Directors and subject to the written agreement of WFSG and WRSC.

     Except for the acquisition of the Initial Investments (which have already been approved by the Independent Directors), WFSG agrees that any Primary Investments or Other Real Estate Related Assets to be acquired by WREIT (or one of its subsidiaries) from WFSG (or one of its subsidiaries) shall require the approval of a majority of the Independent Directors of WREIT.

     SECTION 4.  Compensation.  As compensation for the services provided by it
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hereunder, WFSG shall be entitled to receive portion of the base management fee and the incentive compensation fee payable to WRSC pursuant to Section 8(a) and
(b) of the Management Agreement. The portion to be received by WFSG shall be determined by WFSG and WRSC on a quarterly basis and shall be based on the amount of services rendered by WFSG during such quarterly period.

     SECTION 5.  Expenses.  Expenses incurred by WFSG on behalf of WRSC shall be
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reimbursed quarterly by WRSC within 60 days after the end of each quarter.  WFSG shall

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prepare a statement documenting such expenses during each quarter, and shall deliver such statement to WRSC within 45 days after the end of each quarter.

     SECTION 6.  Limits of Responsibility.  WFSG assumes no responsibility under
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this Agreement other than to render the services called for hereunder in good faith. WFSG, its directors, officers, stockholders, subsidiaries, affiliates and employees will not be liable to WRSC, WREIT, any subsidiary, the Independent Directors or WREIT's or any subsidiary's stockholders or partners for any acts or omissions by WFSG, its directors, officers, stockholders, subsidiaries, affiliates or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties.

     SECTION 7.  No Joint Venture.  WFSG and WRSC are not partners or joint
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venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     SECTION 8.  Term; Termination.  This Agreement shall have a term which is
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coterminous with that of the Management Agreement.

     SECTION 9.  Assignments and Amendments.  This Agreement shall terminate
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automatically in the event of its assignment, in whole or in part, by either party, unless such other party has consented in writing. This Agreement may not be modified or amended other than by an agreement in writing by WFSG and WRSC and, in the case of Section 2, WFSG, WRSC and WREIT (provided however, that the Independent Directors of WREIT have approved the assignment and/or amendment).

     SECTION 10. Notices.  Unless expressly provided otherwise herein, all
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notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

          If to WFSG:

                 Wilshire Financial Services Group Inc.
                 1776 SW Madison St.
                 Portland, Oregon  97205
                 Attention: President

          If to WRSC:

                 Wilshire Realty Services Corporation
                 1776 SW Madison St.
                 Portland, Oregon  97205
                 Attention: President

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          If to WREIT:

                 Wilshire Real Estate Investment Trust Inc.
                 1776 SW Madison St.
                 Portland, Oregon  97205
                 Attention: President

     Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10 for the giving of notice.

     SECTION 11. Binding Nature of Agreement; Successors and Assigns.  This
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Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (to the extent permitted hereunder) as provided herein.

     SECTION 12. Entire Agreement.  This Agreement contains the entire
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agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     SECTION 13. Governing Law.  This Agreement and all questions relating to
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its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

     SECTION 14. Indulgences, Not Waivers.  Neither the failure nor any delay
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on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     SECTION 15. Costs and Expenses.  Each party hereto shall bear its own
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costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

     SECTION 16. Titles Not to Affect Interpretation.  The titles of paragraphs
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and subparagraphs contained in this Agreement are for convenience only, and they neither form

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a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     SECTION 17.  Execution in Counterparts.  This Agreement may be executed in
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any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     SECTION 18.  Provisions Separable.  The provisions of this Agreement are
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independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If in any judicial proceeding a court shall refuse to enforce all the provisions of this Agreement, the scope of any unenforceable provision shall be deemed modified and diminished to the extent necessary to render such provision valid and enforceable. In any event, the validity and enforceability of any such provision shall not affect any other provision of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.

     SECTION 19.  Attorneys' Fees.  If any suit or action is filed by any party
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to enforce or interpret a provision of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled, in addition to other rights and remedies it may have, to reimbursement for its expenses incurred with respect to such suit or action, including court costs and reasonable attorneys' fees at trial, on appeal and in connection with any petition for review.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         WILSHIRE FINANCIAL SERVICES GROUP INC.


                                         By: ___________________________________
                                         Its: __________________________________


                                         WILSHIRE REALTY SERVICES CORPORATION


                                         By: ___________________________________
                                         Its: __________________________________


Accepted and agreed solely
with respect to Section 3 as
of the date first written above:

WILSHIRE REAL ESTATE INVESTMENT TRUST INC.


By: _____________________________
Its: ____________________________

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